Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 2005 (except for Note 8(d), which is as of September 30, 2005 and the fourth paragraph of Note 2(a), which is as of December 16, 2005), relating to the consolidated financial statements of NUCRYST Pharmaceuticals Corp. appearing in Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-130073), filed with the Commission on December 21, 2005 (which audit report expresses an unqualified opinion on the financial statements and includes separate paragraphs referring to the basis of presentation of the financial statements and our consideration of internal control over financial reporting and also includes a separate report titled Comments by Independent Registered Chartered Accountants for U.S. Readers on Canada — United States of America Reporting Differences referring to a change in accounting principle that has been implemented in the financial statements).
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Edmonton, Alberta, Canada
February 14, 2006